Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 20, 2003, among ALLIANT TECHSYSTEMS INC., a Delaware corporation (the “Company”), ATK ELKTON LLC, a Delaware limited liability company, ATK MISSILE SYSTEMS COMPANY LLC, a Delaware limited liability company, COMPOSITE OPTICS, INCORPORATED, a California corporation, newly formed or acquired subsidiaries of the Company (the “New Guarantors”), ALLIANT AMMUNITION SYSTEMS COMPANY LLC, a Delaware limited liability company, NEW RIVER ENERGETICS, INC., a Delaware corporation, ALLIANT HOLDINGS LLC, a Delaware limited liability company, ALLIANT PROPULSION AND COMPOSITES LLC, a Delaware limited liability company, ALLIANT SOUTHERN COMPOSITES COMPANY LLC, a Delaware limited liability company, ATK AMMUNITION AND RELATED PRODUCTS LLC (f/k/a Alliant Defense LLC), a Delaware limited liability company, ALLIANT AMMUNITION AND POWDER COMPANY LLC, a Delaware limited liability company, ATK ORDNANCE AND GROUND SYSTEMS LLC (f/k/a Alliant Integrated Defense Company LLC), a Delaware limited liability company, ALLIANT INTERNATIONAL HOLDINGS INC., a Minnesota corporation, ATK TACTICAL SYSTEMS COMPANY LLC (f/k/a Alliant Missile Products Company LLC), a Delaware limited liability company, ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC, a Delaware limited liability company, ATK AEROSPACE COMPANY INC. (f/k/a Thiokol Propulsion Corp.), a Delaware corporation, THIOKOL TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation,  ATK COMMERCIAL AMMUNITION COMPANY INC., a Delaware corporation, FEDERAL CARTRIDGE COMPANY, a Minnesota corporation, AMMUNITION ACCESSORIES INC., a Delaware corporation, ATK LOGISTICS AND TECHNICAL SERVICES LLC, a Delaware limited liability company, ATK PRECISION SYSTEMS LLC, a Delaware limited liability company, ATK INTERNATIONAL SALES INC., a Delaware corporation, and BNY MIDWEST TRUST COMPANY, an Illinois banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and Alliant Ammunition Systems Company LLC, New River Energetics, Inc., Alliant Holdings LLC, Alliant Propulsion and Composites LLC, Alliant Southern Composites Company LLC, ATK Ammunition and Related Products LLC (f/k/a Alliant Defense LLC), Alliant Ammunition and Powder Company LLC, ATK

Ordnance and Ground Systems LLC (f/k/a Alliant Integrated Defense Company LLC), Alliant International Holdings Inc., ATK Tactical Systems Company LLC (f/k/a Alliant Missile Products Company LLC), Alliant Lake City Small Caliber Ammunition Company LLC, ATK Aerospace Company Inc. (f/k/a Thiokol Propulsion Corp.), Thiokol Technologies International, Inc., ATK Commercial Ammunition Company Inc., Federal Cartridge Company, Ammunition Accessories Inc., ATK Logistics and Technical Services LLC, ATK Precision Systems LLC and ATK International Sales Inc. (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an Indenture dated May 14, 2001 (as amended and supplemented by the First Supplemental Indenture, dated as of December 19, 2001, and as further amended and supplemented by the Second Supplemental Indenture, dated as of April 5, 2002, and as further amended and supplemented by the Third Supplemental Indenture, dated as of June 6, 2002) (as amended, the “Indenture”), providing for the issuance of an aggregate principal amount of up to $600,000,000 of 8½% Senior Subordinated Notes due 2011 (the “Securities”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1.  Agreement to Guarantee.  The New Guarantors hereby agree, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE

APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.  Trustee Makes No Representation.  The statements herein are deemed to be those of the Company, the Existing Guarantors and the New Guarantors.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.  Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ATK ELKTON LLC,

By:
/s/ Ann D. Davidson
Name: Ann D. Davidson
Title: Vice President and Secretary

ATK MISSILE SYSTEMS COMPANY LLC,

By:
/s/ Ann D. Davidson
Name: Ann D. Davidson
Title: Vice President and Secretary

COMPOSITE OPTICS, INCORPORATED,

By:
/s/ Ann D. Davidson
Name: Ann D. Davidson
Title: Vice President and Secretary

ALLIANT TECHSYSTEMS INC.,

By:
/s/ Robert J. McReavy
Name: Robert J. McReavy
Title: Vice President and Treasurer

ALLIANT AMMUNITION SYSTEMS COMPANY LLC,
NEW RIVER ENERGETICS, INC.,
ALLIANT HOLDINGS LLC,
ALLIANT PROPULSION AND COMPOSITES LLC,
ALLIANT SOUTHERN COMPOSITES COMPANY LLC,
ATK AMMUNITION AND RELATED PRODUCTS LLC,
ALLIANT AMMUNITION AND POWDER COMPANY LLC,
ATK ORDNANCE AND GROUND SYSTEMS LLC,
ALLIANT INTERNATIONAL HOLDINGS INC.,
ATK TACTICAL SYSTEMS COMPANY LLC,
ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC,
ATK AEROSPACE COMPANY INC.,
THIOKOL TECHNOLOGIES INTERNATIONAL, INC.,
ATK COMMERCIAL AMMUNITION COMPANY INC.,
FEDERAL CARTRIDGE COMPANY,
AMMUNITION ACCESSORIES INC.,
ATK LOGISTICS AND TECHNICAL SERVICES LLC,
ATK PRECISION SYSTEMS LLC,
ATK INTERNATIONAL SALES INC.,

By:
/s/ Robert J. McReavy
Name: Robert J. McReavy
Title:Authorized Signatory

BNY MIDWEST TRUST COMPANY, as Trustee,

By:
/s/ D.G. Donovan
Name: D.G. Donovan
Title: Assistant Vice President